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                                                                  EXHIBIT 23.3

                    [SPROULE ASSOCIATES LETTERHEAD]





Ref: 2261.11489


March 31, 1997




Saba Petroleum Company
Ste. 201, 3201 Skyway Drive
Santa Maria, CA 93455

RE:  CONSENT OF SPROULE ASSOCIATES LIMITED

Dear Sirs:

The undersigned hereby consents to be named as the source for certain oil and gas reserve information presented in the Form 10-KSB of Saba Petroleum Company (the "Registrant") as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Sincerely,


R. KEITH MACLEOD, P. ENG.
---------------------------------
R. Keith MacLeod, P. Eng.
Manager, Engineering and Director